Exhibit 1(a)


                                 800,000 UNITS

                          EUROWEB INTERNATIONAL CORP.

                            (EACH UNIT CONSISTING OF
    ONE SHARE OF SERIES A CONVERTIBLE CUMULATIVE REDEEMABLE PREFERRED STOCK
                     AND ONE COMMON STOCK PURCHASE WARRANT)

                           SELECTED DEALER AGREEMENT

                                                           Dat      , 1998

Dear Sirs:

     The Underwriters named in the prospectus mentioned below (the "Underwriters") have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from EuroWeb International Corp. (the "Company") at the price set forth on the cover of said prospectus, an aggregate of 800,000 Units (the "Units"). The Units are more particularly described in the enclosed prospectus (the "Prospectus"), additional copies of which will be supplied in reasonable quantities upon request.

     Some or all of the Underwriters are severally offering a part of the Units for sale to selected dealers (the "Selected Dealers"), among whom they are pleased to include you, at the public offering price, less a concessions in the amount set forth in the Prospectus under "Underwriting". This offering is made subject to delivery of the Units and their acceptance by the Underwriters, to the approval of all legal matters by counsel, and to the terms and conditions herein set forth and may be made on the basis of the reservation of Units or an allotment against subscription.

     We have advised you by telegram of the method and terms of the offering. Acceptances should be sent to J.W. Barclay & Co., Inc., 1 Battery Park Plaza, New York, New York 10004. We reserve the right to reject any acceptances in whole or in part.

     Any of the Units purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering price of not in excess of the amount set forth in the Prospectus under "Underwriting" may be allowed to dealers who are members in good standing of the National Association of Securities Dealers, Inc., or foreign banks, dealers or institutions not eligible for membership in said Association who represent to you that they will promptly reoffer such Units to unrelated persons at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in the confirmation below.

     We, acting as Representative, and, with our consent, any Underwriter may buy Units from, or sell Units to, any Selected Dealer or any other Underwriter, and any Selected Dealer may buy Units from, or sell Units to, any other Selected Dealer or any Underwriter at the public offering price less all or any part of the concession.

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     You agree to pay us on demand for the accounts of the several Underwriters an amount equal to the concession on any Units purchased by you hereunder which, prior to the termination of this Agreement, we may purchase or contract to purchase for the account of any Underwriter or which may be delivered against purchase contracts made prior to the termination of this Agreement.

     Units purchased by you hereunder shall be paid for on such date as we shall determine, on one day's notice to you, by certified or official bank check payable in New York Clearing House funds to the order of J.W. Barclay & Co., Inc., 1 Battery Park Plaza, New York, New York 10004, or at such other place as instructed. Delivery to you of certificates for Units will be made as soon as is practicable thereafter. Unless specifically authorized by us, payment by you may not be deferred until delivery of certificates to you.

     The Underwriters have been advised by the Company that a Registration Statement for the Units, filed under the Securities Act of 1933, has become effective. You agree that in selling Units purchased pursuant hereto (which agreement shall also be for the benefit of the Company) you will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934. No person is authorized by the Company or by the Underwriters to give any information or make any representations not contained in the Prospectus in connection with the sale of Units. You are not authorized to act as agent for the Company or any of the Underwriters in offering Units to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers partners with any of the Underwriters or with one another.

     Upon application to us, we will inform you as to the advice we have received from counsel concerning the jurisdictions in which Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Units in any such jurisdiction.

     As Representative, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. Neither we, acting as Representative, nor any of the Underwriters shall be under any obligation to you except for obligations expressly assumed by us in this Agreement.

     Each of the Underwriters has authorized us to overallot in arranging for sales of the Units to the Selected Dealers and to purchase and sell Units for long or short account and has also authorized us to stabilize or maintain the market prices of the Units.

     You agree, upon our request, at any time or times prior to the termination of this Agreement, to report to us the number of Units purchased by you pursuant to the provisions hereof which then remain unsold.

     Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate at the close of business on the 30th day after the date hereof but, in our discretion, may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time. Notwithstanding

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the termination of this Agreement, you shall remain liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone, against you together with other dealers purchasing Units upon the terms hereof, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity.

     This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, and you consent and will submit to the jurisdiction of the courts of the State of New York and of any federal court sitting in the City of New York with respect to controversies arising under this Agreement.

     In the event that you agree to purchase Units in accordance with the terms hereof, kindly confirm such agreement by completing and signing the form provided for that purpose on the enclosed duplicate hereof and returning it to us promptly, even though you may have previously advised us of your acceptance by telephone or telegraph.

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     All communications from you should be addressed to J.W. Barclay & Co.,
Inc., 1 Battery Park Plaza, New York, New York 10004. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed or telegraphed to you at the address to which this letter is mailed.

                                              Very truly yours,


                                              J.W. BARCLAY & CO., INC.

                                              As Representative of the several
                                                     Underwriters



                                              By _________________________



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J.W. Barclay & Co., Inc.
 As Representative of the several Underwriters
1 Battery Park Plaza
New York, New York  10004

Dear Sirs:
     We hereby confirm our agreement to purchase ___________ Units of EuroWeb International Corp. allotted to us subject to the terms and conditions of the foregoing agreement and your telegram to us referred to therein. We hereby acknowledge receipt of the Prospectus relating to the Units, and we confirm that in purchasing Units we have relied upon no statements whatsoever, written or oral, other than the statements in such Prospectus. We have made a record of our distribution of preli minary prospectuses and, when furnished with copies of any revised preliminary prospectus, we have promptly forwarded copies thereof to each person to whom we had theretofore distributed preliminary prospectuses. We hereby represent that we are a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with the Rules of Fair Practice of said Association, and in particular, Sections 8, 24, 25 and 36 of Article III thereof, or, if we are not such a member, we are a foreign bank, dealer or institution not eligible for membership in said Association and agree to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making any sales to comply with said Association's Rules and Interpretations to the extent applicable to us.


                                      ................................
                                         Name of Selected Dealer


                                      By .............................
                                        (Authorized Signature)


                                         ................................
                                         (Print name and title)

                                          Address:


                                         .................................

                                         .................................

Dated as of the date first above written.


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